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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report dated March 31, 2000 relating to the financial statements of Medical Manager Corporation (formerly known as Synetic, Inc.) included in Healtheon/WebMD Corporation's current report on Form 8-K and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP


New York, New York
July 27, 2000